snap one

Snap One Reports Fiscal Fourth Quarter and Full Year 2023 Results

Continued Industry Leadership Marked by Launch of Control4 Connect and Control4 Assist and Numerous Achievements Across Product Suite and Growth Verticals

Company Introduces Financial Outlook for Fiscal 2024

CHARLOTTE, N.C. – March 7, 2024 – Snap One Holdings Corp. (Nasdaq: SNPO) ("Snap One," the "Company," "we," or "our"), a provider of smart-living products, services, and software to professional integrators, reported financial results for the fiscal fourth quarter and full year ended December 29, 2023.

Fiscal Full Year 2023 and Recent Operational Highlights

- Recognized by the industry for delivering an excellent **integrator partner experience**
  - Ranked a top-five brand 45 times across 62 product sub-categories in the 2023 CE Pro 100 Brand Analysis awards, approximately 5x the number of such recognitions as any other company included within the analysis
  - Awarded 14 CE Pro 'Quest for Quality' awards across the 22 categories included in CE Pro's survey of professional integrators, reflecting the Company's commitment to excellent service
- Announced innovative **Control4 Connect and Control4 Assist service offerings** in January 2024
  - Positions Snap One at the forefront of the industry's evolution towards a more responsive, service-oriented model focused on delighting the end consumer
- Delivered on new **product innovation** and enhanced **software platform capabilities**
  - Successfully introduced exciting new products across outdoor audio and lighting, linear lighting, control, surveillance, and networking
  - Introduced the Control4 CORE Lite Controller to provide an automation solution for single-room applications, making the Control4 ecosystem more affordable in smaller, simpler spaces
  - Launched a new series of Araknis switches and routers that feature a multi-Gigabit interface for high bandwidth installations including commercial deployments
- Expanded **local branch** presence to 45 North American locations
  - Opened four net new local branches in 2023, including two branches in the fourth quarter in the Jacksonville, FL and Milwaukee, WI markets
- Continued to demonstrate progress in key **growth markets**
  - Announced the ClareVision Smart Video Doorbell, providing a high-quality, self-contained solution that integrates seamlessly with other Clare offerings
  - Launched the high capacity Luma NVRs and VMS platform, representing further momentum in support of large-scale residential and commercial deployments
  - Earned four Security Sales & Integration 2023 Supplier Stellar Service Awards in categories such as Technical Support and Dealer Program/Incentives

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2 Management Commentary “We delivered another strong year in 2023 despite continued global uncertainty, channel inventory destocking, and rising interest rates,” said Snap One CEO John Heyman. “During the year, our team remained committed to our growth strategies, which included improving the end consumer experience with innovative service models, accelerating integrator partner platform adoption, and expanding operating margin. In support of this plan, we recently launched Control4 Connect and Control4 Assist, which we believe will enable the industry to evolve by significantly improving the end consumer’s experience while building an important source of recurring service revenue, both for our partners and Snap One. Additionally, we launched many exciting new products, continued the expansion of our local branch network, and extended our position in key growth markets.” “With continued momentum in the fourth quarter, we closed 2023 with $1.061 billion of net sales, a $21.4 million net loss, and $117.2 million of adjusted EBITDA, which represents strong year-over-year adjusted EBITDA margin expansion to 11.0%,” Heyman continued. “We continue to believe in our long-term growth algorithm, and our 2023 achievements, such as numerous marquee industry awards and expanded profitability, give us conviction that we have developed the right strategy.” Fiscal Fourth Quarter 2023 Financial Results Results compare 2023 fiscal fourth quarter end (December 29, 2023) to 2022 fiscal fourth quarter end (December 30, 2022) unless otherwise indicated. The Company’s fiscal fourth quarter in both years reflects a 13-week period. Results are presented on an as-reported basis, unless otherwise indicated. ● Net sales decreased 1.4% to $264.4 million from $268.2 million in the comparable year-ago period. ● Selling, general and administrative (SG&A) expenses increased 6.2% to $88.2 million (33.4% of net sales) from $83.0 million (31.0% of net sales) in the comparable year-ago period. ● Net loss increased $1.7 million to $5.8 million (-2.2% of net sales) compared to net loss of $4.1 million (-1.5% of net sales) in the comparable year-ago period. ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, increased 4.3% to $110.3 million (41.7% of net sales) from $105.8 million (39.4% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 10.7% to $29.8 million (11.3% of net sales) compared to $26.9 million (10.0% of net sales) in the comparable year-ago period. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, increased 7.4% to $11.2 million (4.3% of net sales) from $10.5 million (3.9% of net sales) in the comparable year-ago period. Fiscal Full Year 2023 Financial Results Results compare 2023 fiscal year end (December 29, 2023) to 2022 fiscal year end (December 30, 2022) unless otherwise indicated. The Company’s fiscal year in both years reflects a 52-week period. Results are represented on an as reported basis, unless otherwise indicated. ● Net sales decreased 5.6% to $1,061.0 million from $1,123.8 million in the comparable year-ago period.

3 ● Selling, general and administrative (SG&A) expenses increased 1.6% to $359.8 million (33.9% of net sales) from $354.3 million (31.5% of net sales) in the comparable year-ago period. ● Net loss increased $12.7 million to $21.4 million (-2.0% of net sales) compared to net loss of $8.7 million (-0.8% of net sales) in the comparable year-ago period. ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, increased 1.4% to $447.3 million (42.2% of net sales) in the fiscal year from $441.2 million (39.3% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 2.7% to $117.2 million (11.0% of net sales) compared to $114.1 million (10.2% of net sales) in the comparable year-ago period. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, decreased 23.4% to $40.3 million (3.8% of net sales) from $52.6 million (4.7% of net sales) in the comparable year-ago period. ● Net cash provided by operating activities totaled $89.3 million in the fiscal year ended December 29, 2023, compared to net cash used in operating activities of $23.1 million in the comparable year-ago period. ● Free cash flow, a non-GAAP measurement of operating performance reconciled below, totaled $66.5 million in the fiscal year ended December 29, 2023, compared to $(44.6) million in the comparable year-ago period. ● At the end of fiscal 2023, cash and cash equivalents were $61.0 million, compared to $21.1 million on December 30, 2022. Additional Revenue Disaggregation and Key Performance Indicators (“KPIs”) In addition to the measures presented in the consolidated financial statements, the Company also presents the following key performance indicators annually on a fiscal year-end basis. These metrics are: • Transacting Domestic Integrators • Spend per Transacting Domestic Integrator In fiscal year 2023, Snap One transacted with 19.7 thousand domestic integrators who each spent approximately $45.9 thousand on average. On a year-over-year basis, the number of transacting domestic integrators increased 0.5%, while spend per transacting domestic integrator decreased 4.4%, reflecting channel inventory destocking impacts and the macro environment. For additional detail, please reference the Financial Tables section at the end of this press release and the supplemental earnings presentation, which can be found at investors.snapone.com. Stock Repurchase Program On November 6, 2023, the Company’s Board of Directors amended the Company’s previously announced $25.0 million stock repurchase program to extend its expiration date to December 31, 2024. As of December 29, 2023, the Company had repurchased 296,467 shares of its common stock through this program for an aggregate amount of $3.1 million.

4 Fiscal 2024 Financial Outlook ”Looking ahead to 2024, we continue to be confident in our ability to drive growth,” Heyman continued. “Still, we expect to see lingering headwinds in an uncertain macroeconomic environment, and we believe that it is prudent to continue to take a pragmatic approach to our 2024 outlook.” “With these factors in mind, we expect net sales in the fiscal year ending December 27, 2024 to range between $1.06 billion and $1.13 billion, which would represent flat year-over-year performance to an increase of 6.5% on an as-reported basis. For fiscal 2024, we expect adjusted EBITDA1 to range between $120 million and $128 million, which would represent an increase of 2.4% to 9.2% compared to the prior fiscal year on an as-reported basis. While the macroeconomic uncertainty persists, we have a resilient business model, and we are excited to implement our strategy for 2024 and beyond.” Supplemental Earnings Presentation The Company has posted a supplemental earnings presentation accompanying its fiscal fourth quarter and full year 2023 results to the Events & Presentations section of its Investor Relations website, which can be found at investors.snapone.com. Conference Call Snap One management will hold a conference call today, March 7, 2024 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO John Heyman and CFO Mike Carlet will host the call, followed by a question-and-answer period. Registration Link: Click here to register Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at 949-574-3860. The conference call will be broadcast live and available for replay here and via the Investor Relations section of Snap One's website. About Snap One As a leading distributor of smart-living technology, Snap One empowers its vast network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. Snap One distributes an expansive portfolio of proprietary and third-party products through its intuitive online portal and local branch network, blending the benefits of e-commerce with the convenience of same-day pickup. The Company provides software, award-winning support, and digital workflow tools to help its integrator partners build thriving and profitable businesses. Additional information about Snap One can be found at snapone.com. 1 We have not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

5 Snap One intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of the Snap One website at investors.snapone.com. Accordingly, investors should monitor such portion of the website, in addition to following the Company’s press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including contribution margin, adjusted EBITDA, adjusted net income, and free cash flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. We use the following non- GAAP measures to help us monitor the performance of our business, identify trends affecting our business and assist us in making strategic decisions: Contribution margin, which is defined as net sales, less cost of sales, exclusive of depreciation and amortization, divided by net sales. Adjusted EBITDA, which is defined as net loss, plus interest expense, income tax benefit, depreciation and amortization, other expense (income), net, further adjusted to exclude equity-based compensation, acquisition- and integration-related costs and certain other non-recurring, non-core, infrequent or unusual charges as set forth in the reconciliation in this section below. Adjusted net income, which is defined as net loss, plus amortization, further adjusted to exclude equity- based compensation, acquisition- and integration-related costs, (income) expense related to the interest rate cap and certain non-recurring, non-core, infrequent or unusual charges, including the estimated tax impacts of these adjustments, as set forth in the reconciliation in this section below. Free cash flow, which is defined as net cash provided by (used in) operating activities less capital expenditures, which consist of purchases of property and equipment as well as purchases of information technology, software development, and leasehold improvements. Contribution margin, adjusted EBITDA, adjusted net income, and free cash flow are key measures used by management to understand and evaluate our financial performance, generate future operating plans, make strategic decisions regarding the allocation of capital, and analyze investments in initiatives that are focused on cultivating new markets for our products and services. We believe contribution margin, adjusted EBITDA, adjusted net income, and free cash flow are useful measurements for analysts, investors, and other interested parties to evaluate companies in our markets as they help identify underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance. Contribution margin, adjusted EBITDA, adjusted net income, and free cash flow have limitations as analytical tools. These measures are not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, contribution margin, adjusted EBITDA, adjusted net income, and free cash flow may not be comparable to similarly titled metrics of other companies due to differences among the methods of calculation.

6 Certain prior period Adjusted EBITDA and Adjusted Net Income add-back amounts have been reclassified to conform to the current period presentation. These reclassifications had no effect on the previously reported Adjusted EBITDA and Adjusted Net Income totals. Cautionary Statements Concerning Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views with respect to, among other things, our operations, earnings and financial performance, including our guidance for 2023, and our stock repurchase plans. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “project,” “forecast,” “targets,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the risks related to our business and industry, risks related to our products, risks related to our manufacturing and supply chain, risks related to our distribution channels, risks related to laws and regulations, risks related to cybersecurity and privacy, risks related to intellectual property, risks related to our international operations, risks related to our indebtedness, risks related to interest rate and exchange rate volatility, risks related to our financial statements, risks related to our common stock, and other risks as described under the section entitled “Risk Factors” in our latest Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and, except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Contacts Media: Danielle Karr Director, Public Relations & Events Danielle.Karr@SnapOne.com Investors: Tom Colton and Chris Adusei-Poku Gateway Group 949-574-3860 IR@SnapOne.com -Financial Tables to Follow-

7 December 29, December 30, December 29, December 30, 2023 2022 2023 2022 Net sales $ 264,388 $ 268,238 $ 1,060,979 $ 1,123,811 Costs and expenses: Cost of sales, exclusive of depreciation and amortization 154,051 162,476 613,661 682,638 Selling, general, and administrative expenses 88,216 83,045 359,843 354,345 Depreciation and amortization 15,158 14,915 61,125 59,582 Total costs and expenses 257,425 260,436 1,034,629 1,096,565 Income from operations 6,963 7,802 26,350 27,246 Other expenses (income): Interest expense 14,533 11,152 58,263 35,839 Other expense (income), net 2,148 1,404 1,496 1,541 Total other expenses 16,681 12,556 59,759 37,380 Loss before income taxes (9,718) (4,754) (33,409) (10,134) Income tax benefit (3,922) (697) (12,041) (1,459) Net loss (5,796) (4,057) (21,368) (8,675) Net loss attributable to noncontrolling interest — (4) — (49) Net loss attributable to Company $ (5,796) $ (4,053) $ (21,368) $ (8,626) Net loss per share, basic and diluted $ (0.08) $ (0.05) $ (0.28) $ (0.12) Weighted average shares outstanding, basic and diluted 76,019 74,901 75,898 74,651 Three Months Ended For the Years Ended Snap One Holdings Corp. and Subsidiaries Consolidated Statements of Operations (in thousands, except per share amounts)

8 December 29, 2023 December 30, 2022 Assets Current assets: Cash and cash equivalents $ 61,023 $ 21,117 Accounts receivable, net 45,879 48,174 Inventories 268,793 314,588 Prepaid expenses 21,067 22,913 Other current assets 2,678 5,930 Total current assets 399,440 412,722 Long-term assets: Property and equipment, net 45,560 34,958 Goodwill 592,389 592,186 Other intangible assets, net 505,077 554,419 Operating lease right-of-use assets 51,851 54,041 Other assets 8,611 4,195 Total assets $ 1,602,928 $ 1,652,521 Liabilities and stockholders’ equity Current liabilities: Current maturities of long-term debt $ 3,900 $ 5,063 Accounts payable 67,295 77,443 Accrued liabilities 62,631 64,605 Current operating lease liability 11,456 10,574 Current tax receivable agreement liability 21,107 10,191 Total current liabilities 166,389 167,876 Long-term liabilities: Revolving credit facility, net — 10,800 Long-term debt, net of current portion 495,620 496,795 Deferred income tax liabilities, net 26,975 43,515 Operating lease liability, net of current portion 52,090 50,896 Tax receivable agreement liability, net of current portion 80,929 101,262 Other liabilities 21,068 24,206 Total liabilities 843,071 895,350 Commitments and contingencies (Note 14) Stockholders’ equity: Common stock, $0.01 par value, 500,000 shares authorized; 75,944 shares issued and outstanding as of December 29, 2023 and 75,042 shares issued and outstanding at December 30, 2022 759 750 Preferred stock, $0.01 par value; 50,000 shares authorized, no shares issued and outstanding — — Additional paid-in capital 872,065 848,703 Accumulated deficit (109,414) (88,046) Accumulated other comprehensive loss (3,553) (4,236) Total stockholders’ equity 759,857 757,171 Total liabilities and stockholders’ equity $ 1,602,928 $ 1,652,521 As of Snap One Holdings Corp. and Subsidiaries Consolidated Balance Sheets (in thousands, except par value)

9 December 29, 2023 December 30, 2022 Cash flows from operating activities: Net loss $ (21,368) $ (8,675) Adjustments to reconcile net loss to net cash from operating activities: Depreciation and amortization 61,125 59,582 Equity-based compensation 23,492 23,291 Amortization of debt issuance costs 3,167 2,146 Interest rate cap expense 2,034 2,563 Deferred income taxes (16,702) (7,652) Non-cash operating lease expense 10,554 13,258 Bad debt expense 1,165 764 Fair value adjustment to contingent value rights (300) (7,200) Valuation adjustment to TRA liability 775 (953) Valuation adjustment to contingent liability — (1,750) Loss on notes receivable — 5,872 Other, net (83) 83 Change in operating assets and liabilities: Accounts receivable 2,255 6,113 Inventories 46,963 (100,873) Prepaid expenses and other assets 847 5,877 Accounts payable and accrued liabilities (18,339) (6,296) Operating lease liabilities (6,290) (9,220) Net cash provided by (used in) operating activities 89,295 (23,070) Cash flows from investing activities: Purchases of property and equipment (22,805) (21,492) Acquisition of business, net of cash acquired — (30,539) Issuance of notes receivable — (600) Other 51 75 Net cash used in investing activities (22,754) (52,556) Cash flows from financing activities: Payments of tax receivable agreement (10,191) — Proceeds from long-term debt — 55,000 Payments on long-term debt (5,200) (3,488) Payments of debt issuance costs — (4,239) Proceeds from revolving credit facility 38,000 69,000 Payments on revolving credit facility (50,000) (57,000) Proceeds on interest rate cap agreement 1,066 — Payment of tax withholding obligation on settlement of equity awards (1,578) — Proceeds from employee stock purchase plan 2,091 1,071 Repurchase and retirement of common stock (293) (2,832) Payments of contingent consideration (250) — Net cash (used in) provided by financing activities (26,355) 57,512 Effect of exchange rate changes on cash and cash equivalents (280) (1,346) Net increase (decrease) in cash and cash equivalents 39,906 (19,460) Cash and cash equivalents at beginning of the period 21,117 40,577 Cash and cash equivalents at end of the period $ 61,023 $ 21,117 Supplementary cash flow information: Cash paid for interest $ 55,743 $ 33,639 Cash paid for taxes, net $ 8,013 $ 5,689 Noncash investing and financing activities: Noncash tax receivable agreement liability $ — $ — Noncash equity contribution $ — $ 1,100 Capital expenditure in accounts payable $ 267 $ 738 For the Years Ended Snap One Holdings Corp. and Subsidiaries Consolidated Statements of Cash Flows (in thousands)

10 December 29, December 30, December 29, December 30, 2023 2022 2023 2022 Net loss $ (5,796) $ (4,057) $ (21,368) $ (8,675) Interest expense 14,533 11,152 58,263 35,839 Income tax benefit (3,922) (697) (12,041) (1,459) Depreciation and amortization 15,158 14,915 61,125 59,582 Other expense (income), net 2,148 1,404 1,496 1,541 Equity-based compensation 5,948 5,354 23,492 23,291 Severance cost(a) 1,263 117 2,539 583 Compensation expense for payouts in lieu of TRA participation(b) 204 279 642 1,116 IT system transition costs(c) 296 284 515 552 Deferred acquisition payments(d) — 78 133 1,085 Fair value adjustment to contingent value rights(e) (600) (1,000) (300) (7,200) Loss on notes receivable(f) — — — 5,872 Acquisition and integration related costs(g) — 755 — 1,317 Deferred revenue purchase accounting adjustment(h) — — — 164 Fair value adjustment to contingent consideration(i) — (1,750) — (1,750) Other professional services costs(j) 2 293 469 2,116 Other(k) 569 (205) 2,207 94 Adjusted EBITDA $ 29,803 $ 26,922 $ 117,172 $ 114,068 (in thousands) Three Months Ended For the Years Ended Snap One Holdings Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands)

snap one

Snap One Holdings Corp. and Subsidiaries
Reconciliation of Net Loss to Adjusted Net Income
(in thousands)

	Three Months Ended		For the Years Ended	
	December 29, 2023	December 30, 2022	December 29, 2023	December 30, 2022
		(in thousands)		
Net loss	$ (5,796)	$ (4,057)	$ (21,368)	$ (8,675)
Amortization	12,273	12,435	49,589	50,229
Equity-based compensation	5,948	5,354	23,492	23,291
Interest rate cap expense	2,847	2,563	2,034	2,563
Foreign currency (gain) loss	(204)	(36)	(187)	88
Severance cost[(a)]	1,263	117	2,539	583
Compensation expense for payouts in lieu of TRA participation[(b)]	204	279	642	1,116
IT system transition costs[(c)]	296	284	515	552
Deferred acquisition payments[(d)]	—	78	133	1,085
Fair value adjustment to contingent value rights[(e)]	(600)	(1,000)	(300)	(7,200)
Loss on notes receivable[(f)]	—	—	—	5,872
Acquisition and integration related costs[(g)]	—	755	—	1,317
Deferred revenue purchase accounting adjustment[(h)]	—	—	—	164
Fair value adjustment to contingent consideration[(i)]	—	(1,750)	—	(1,750)
Other professional services costs[(j)]	2	293	469	2,116
Other[(k)]	603	(287)	2,150	275
Income tax effect of adjustments[(l)]	(5,596)	(4,566)	(19,453)	(19,058)
Adjusted Net Income	$ 11,240	$ 10,462	$ 40,255	$ 52,568

(a) Severance cost associated with various restructuring actions such as warehouse relocation, departmental reorganization, and focused reduction in workforce.

(b) Represents expense, net of forfeitures, related to payments to certain pre-IPO owners in lieu of their participation in the Tax Receivable Agreement entered into on July 29, 2021 ("TRA"). Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

(c) Represents costs associated with the implementation of enterprise resource planning ("ERP") systems, customer resource management systems, and business intelligence systems as part of our initiative to modernize our information technology ("IT") infrastructure.

(d) Represents expenses incurred related to deferred payments to employees associated with historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense.

(e) Represents noncash gains and losses recorded from fair value adjustments related to contingent value right ("CVR") liabilities. Fair value adjustments related to CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman, LLC ("H&F") in August 2017.

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12 (f) Represents provision for credit losses on notes receivable related to the Company’s unsecured loan to Clare. (g) Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with planned and completed acquisitions. (h) Represents an adjustment related to the fair value of deferred revenue related to the Control4 Corporation acquisition. (i) Represents noncash adjustment to the fair value of contingent consideration related to the Access Networks acquisition. (j) Represents professional service fees associated with managements remediation of the material weakness that was disclosed as part of our initial Registration Statement, preparation for compliance with SOX, the implementation of new accounting standards, and accounting for non-recurring transactions. (k) Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance. (l) Represents the tax impacts with respect to each adjustment noted above after considering the impact of permanent differences using the statutory tax rate related to the applicable federal and foreign jurisdictions and the blended state tax rate.

13 December 29, December 30, December 29, December 30, 2023 2022 2023 2022 Net sales $ 264,388 $ 268,238 $ 1,060,979 $ 1,123,811 Cost of sales, exclusive of depreciation and amortization(a) 154,051 162,476 613,661 682,638 Net sales less cost of sales, exclusive of depreciation and amortization $ 110,337 $ 105,762 $ 447,318 $ 441,173 Contribution Margin 41.7% 39.4% 42.2% 39.3% (in thousands) Three Months Ended For the Years Ended Snap One Holdings Corp. and Subsidiaries Contribution Margin (in thousands) (a) Cost of sales for the three months ended December 29, 2023 and December 30, 2022 excludes depreciation and amortization of $15.2 million and $14.9 million, respectively. Cost of sales for the fiscal years ended December 29, 2023 and December 30, 2022 excludes depreciation and amortization of $61.1 million and $59.6 million, respectively.

14 December 29, December 30, 2023 2022 Net cash provided by (used in) operating activities $ 89,295 $ (23,070) Purchases of property and equipment (22,805) (21,492) Free Cash Flow $ 66,490 $ (44,562) For the Years Ended (in thousands) Snap One Holdings Corp. and Subsidiaries Free Cash Flow (in thousands)

15 December 29, December 30, December 29, December 30, 2023 2022(d) 2023 2022(d) Domestic integrators(a) $ 224,137 $ 225,097 $ 904,788 $ 941,676 Domestic other(b) 4,474 6,251 20,519 30,033 International(c) 35,777 36,890 135,672 152,102 Total $ 264,388 $ 268,238 $ 1,060,979 $ 1,123,811 Three Months Ended For the Years Ended Snap One Holdings Corp. and Subsidiaries Revenue by Geography (in thousands) (a) “Domestic integrators” is defined as professional “do-it-for-me” integrators who transact with Snap One through a traditional integrator channel in the United States. (b) “Domestic other” is defined as revenue generated through managed transactions with non-integrator customers, such as national accounts. (c) “International” consists of all integrators and distributors who transact with Snap One outside of the United States. (d) Certain amounts, including Access Networks net sales, have been reclassified to conform to the current period presentation.

16 Snap One Holdings Corp. and Subsidiaries Revenue by Product Type (in thousands) (a) Proprietary products consist of products and services internally developed by Snap One and sold under one of Snap One’s proprietary brands. (b) Third-party products consist of products that Snap One distributes but to which Snap One does not own the intellectual property. December 29, December 30, December 29, December 30, 2023 2022 2023 2022 Proprietary products(a) $ 167,842 $ 173,634 $ 699,214 $ 762,088 Third-party products(b) 96,546 94,604 361,765 361,723 Total $ 264,388 $ 268,238 $ 1,060,979 $ 1,123,811 Three Months Ended For the Years Ended

17 Snap One Holdings Corp. and Subsidiaries Key Performance Indicators (in thousands) (a) “Domestic integrators” is defined as professional “do-it-for-me” integrators who transact with Snap One through a traditional integrator channel in the United States. (b) Certain amounts, including Access Networks net sales and transacting domestic integrators, which were excluded in our presentation of these numbers in our prior Annual Report for the year ended December 30, 2022, have been reclassified to conform to the current period presentation. Domestic integrator(a) net sales $ 904,788 $ 941,676 Divided by: Transacting domestic integrators (in thousands) 19.7 19.6 Spend per transacting domestic integrator $ 45.9 $ 48.0 Year over year growth % Transacting domestic integrators 0.5% — % Spend per transacting domestic integrator (4.4)% 10.9 % For the Years Ended December 29, December 30, 2023 2022(b)